Turnstyle Analytics Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2017	2016
Net revenue	$359	$261
Costs and expenses:
Costs of revenue	134	118
Sales and marketing	94	69
Product development	125	49
General and administrative	351	253
Depreciation	3	2
Total costs and expenses	707	491
Loss from operations	(348)	(230)
Other income, net	427	154
Income (loss) before income taxes	79	(76)
Provision for income taxes	—	—
Net income (loss)	$79	$(76)
Foreign currency translation adjustments	—	—
Comprehensive income (loss)	$79	$(76)
See notes to condensed consolidated financial information.

Turnstyle Analytics Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$79	$(76)
Non-cash adjustments to net income (loss)	47	69
Changes in operating assets and liabilities	(195)	(32)
Net cash used by operating activities	(69)	(39)
INVESTING ACTIVITIES:
Net cash used in investing activities	(84)	(1)
FINANCING ACTIVITIES:
Net cash provided by financing activities	(102)	(34)
Effect of foreign exchange on cash flows	—	(1)
CHANGE IN CASH AND CASH EQUIVALENTS	(255)	(75)
CASH AND CASH EQUIVALENTS—Beginning of period	295	146
CASH AND CASH EQUIVALENTS—End of period	$40	$71
See notes to condensed consolidated financial information.

Turnstyle Analytics Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
THREE MONTHS ENDED MARCH 31, 2017 and 2016
(Unaudited)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Turnstyle Analytics Inc. was incorporated in Ontario, Canada on June 12, 2012. Except where specifically noted or the context otherwise requires, the use of terms such as the "Company" and "Turnstyle" in these Notes to Condensed Consolidated Financial Information refers to Turnstyle and its subsidiary.

Turnstyle is a marketing platform that utilizes guest Wi-Fi to retain and reward customers. Turnstyle enables restaurants and retailers to learn actionable insights about on-premises customer behavior and send real-time promotions to customers without requiring customers to download a mobile app. Turnstyle manages thousands of locations in 40+ countries. Businesses of all sizes use the Turnstyle platform to engage with consumers on premise at the critical moment when they are deciding where to spend their money.

The Company consists of Turnstyle Analytics Inc. and a single wholly-owned entity, Turnstyle America Inc., which was incorporated on December 6, 2016. The financial results of the subsidiary were immaterial and are included within the condensed consolidated financial information of the Company presented herein.

Basis of Presentation-The accompanying interim condensed consolidated financial information is unaudited. The condensed consolidated financial information has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all balances presented are in U.S. dollars. All intercompany balances and transactions have been eliminated in consolidation. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, the unaudited interim condensed consolidated financial information should be read in conjunction with the consolidated financial statements contained in the Company’s audited Consolidated Financial Statements for the year ended December 31, 2016.

The unaudited interim condensed consolidated financial information has been prepared on the same basis as the audited consolidated financial statements. There is no unaudited condensed consolidated balance sheet included in this financial information as the consolidated balance sheet of the Company is included in the audited Annual Report on Form 10K of Yelp Inc. for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 28, 2017.

In the opinion of management, the accompanying unaudited condensed consolidated financial information includes all adjustments of a normally recurring nature necessary for the fair presentation of the interim periods presented.

Certain Significant Risks and Uncertainties-The Company operates in a dynamic industry and, accordingly, can be affected by a variety of factors. For example, the Company's management believes that changes in any of the following areas could have a significant negative impact on the Company in terms of its future financial position, results of operations or cash flows: rates of revenue growth; traffic to the Company's WiFi network; popularity and usage of WiFi as a means of connectivity; industry competition; qualified employees and key personnel; intellectual property infringement and other claims; and changes in government regulation affecting the Company's business, among other things.

The Company had continued losses, accumulated deficit, negative cash flows from operations, and negative working capital, the Company had been dependent upon the ongoing availability of financing in the form of its Convertible Debenture offerings in the periods presented in this financial information. On April 3, 2017, the all of the equity interests of the Company were acquired by Yelp Inc. , a publicly listed entity in the United States of America. As a result of the acquisition, and with the support and significant resources of a larger public company, tthe preparation of the financial information by the Company on a going concern basis is deemed appropriate.

Use of Estimates-The preparation of the Company's consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management's estimates. Significant estimates include: assessment of useful lives and impairment analysis of property and equipment and application development costs, valuation of stock-based compensation, allowance for doubtful accounts and valuation of convertible debentures.

Recent Accounting Pronouncements Not Yet Effective- In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-09 “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires entities to recognize revenue when they transfer promised goods or services to customers, in an amount that reflects the consideration that the entity expects to be entitled to in exchange for such goods or services. As currently issued and amended, ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, though early adoption is permitted for annual reporting periods beginning after December 15, 2016.

The new revenue standard may be applied retrospectively to each prior period presented “full retrospective”, or retrospectively with the cumulative effect recognized as of the date of adoption- “modified retrospective”. The Company does not expect the of the adoption of ASU 2014-09 and the related implementation guidance to have a material impact on its consolidated financial statements.

In February 2016, FASB issued Accounting Standards Update No. 2016-02, “Leases” (“ASU 2016-02”). The new guidance generally requires an entity to recognize on its balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The new standard requires a modified retrospective transition for existing leases to each prior reporting period presented. The Company does not expect the impact of the adoption of ASU 2016-02 to have a material impact on its consolidated financial statements.

In August 2016, FASB issued Accounting Standards Update No. 2016-15, “Statement of Cash Flows (Subtopic 230)” (“ASU 2016-15”). The new guidance provides clarity around the cash flow classification for specific issues in an effort to reduce the current and potential future diversity in practice. The standard is effective for the first interim period within annual reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company does not expect the the adoption of ASU 2016-15 to have a material impact on its consolidated financial statements.

In November 2016, FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Subtopic 230)” (“ASU 2016-18”). The new guidance requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company does not expect the adoption of ASU 2016-18 to have a material impact on its consolidated financial statements as the Company does not have restricted cash.

2. COMMITMENTS AND CONTINGENCIES

Office Facility Leases-The Company leases its office facilities under operating lease agreements that expire in July 2018. The Company recognizes rent expense as it is paid. Rental expense for the three months ended March 31, 2017 and 2016 was $16,400 and $16,400 respectively.

The Company's minimum payments under non-cancelable operating leases for equipment and office space having initial terms in excess of one year were as follows as of March 31, 2017 (in thousands):

Year Ending December 31,	Operating Leases
2017 (from April 1, 2017)	$98
2018	76
Total minimum lease payments	$174

The Company has subleased certain office facilities under operating lease agreements that expire in 2018. The Company recognizes sublease rentals as a reduction in rental expense as it is paid.

Legal Proceedings-The Company is not subject to any current legal proceedings arising in the ordinary course of business.

Indemnification Agreements-In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners and other parties with respect to certain matters, including, but not limited to, losses arising out of breach of such agreements, services to be provided by the Company or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with directors and certain officers and employees that will require the Company to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees.

While the outcome of claims cannot be predicted with certainty, the Company does not believe that the outcome of any claims under the indemnification arrangements will have a material effect on the Company's results of operations or cash flows.

3. STOCK-BASED COMPENSATION

The Company recorded an immaterial amount and $49,710 of stock-based compensation expense in the three months ended March 31, 2017 and March 31, 2016 respectively. An immaterial amount of stock-based compensation expense was capitalized as part of certain capitalized development costs in each of those periods presented.

The fair value of options granted to employees is estimated on the grant date using the Black-Scholes-Merton option valuation model. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the volatility in the fair market value of the Company's common stock, a risk-free interest rate, expected dividends and the estimated forfeitures of unvested stock options. No compensation cost is recorded for options that do not vest. The Company uses the simplified calculation of expected life and volatility is based on an average of the historical volatilities of the common stock of several entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. Expected forfeitures are based on the Company's historical experience.

The Company uses the straight-line method for expense attribution. For the three months ended March 31, 2017 and 2016, the weighted- average assumptions are as follows:

	Three Months Ended March 31,
	2017	2016
Dividend yield	—%	—%
Annual risk-free rate	1.60%	1.60%
Expected volatility	100%	100%
Expected term (years)	5	5

4. OTHER INCOME, NET

Other income, net for the three months ended March 31, 2017 and 2016 consisted of the following (in thousands):

	Three Months Ended March 31,
	2018	2017
Research income (Scientific Research and Experimental Development credit)	$447	$153
Interest expense	(43)	—
Miscellaneous income	23	1
Other income, net	$427	$154

5. INCOME TAXES

The Company is subject to income tax in Canada where it conducts business. The Company recorded an income tax provision of nil for each of the three months ended March 31, 2017 and March 31, 2016, respectively. The primary difference between the effective tax rate and the Canadian statutory tax rate of 26.5% relates to the valuation allowances on the Company's deferred tax assets. A valuation allowance has been recorded against net deferred tax assets as it is not more likely than not that future income will be realized against which the net deferred tax assets can be recognized.